EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT



SUBSIDIARY                                           JURISDICTION
----------                                           ------------

Comverge Technologies, Inc. .........................   Delaware

Cornell Design Company Inc. .........................   New Jersey

Databit Inc. ........................................   Delaware

Decision Systems Israel Ltd. ........................   Israel

International Data Operations, Inc. .................   Delaware

Comverge Ltd. .......................................   Israel

StarTech Ltd. .......................................   Delaware